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                                                                     Exhibit 5.1




                           [JENNER & BLOCK LETTERHEAD]

                                June 24, 1999




General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523



Ladies and Gentlemen:

       We have acted as counsel to General Dynamics Corporation, a Delaware corporation ("General Dynamics"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission relating to the issuance and sale of up to 76,352,789 shares (the "Shares") of the Common Stock, par value $1.00 per share, of General Dynamics in connection with the consummation of the merger transaction contemplated by the Agreement and Plan of Merger dated as of May 16, 1999 (the "Merger Agreement") among General Dynamics, Tara Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of General Dynamics, and Gulfstream Aerospace Corporation, a Delaware corporation. All capitalized items used but not defined herein have the same meanings as in the Merger Agreement.

       In arriving at the opinions expressed below, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals, or copies certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement and the Joint Proxy Statement/Prospectus included therein.

       Without limiting the generality of the foregoing, in arriving at the opinion expressed below, we have also examined and relied, without independent verification of the statements contained therein, on certificates from General Dynamics regarding certain matters, and we have assumed the accuracy of the representations and statements made in each of the foregoing.

       Based on the foregoing, we hereby advise you that in our opinion the Shares have been duly authorized by General Dynamics and will, when issued in accordance with the terms and conditions of the Merger Agreement, be validly issued, fully paid and nonassessable.

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       We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                        Very truly yours,

                                        JENNER & BLOCK